Exhibit 10.1

VERITEQ CORPORATION

CODE OF ETHICS

FOR SENIOR FINANCIAL OFFICERS

1.     Introduction

This Code of Ethics for Senior Financial Officers (this “Code of Ethics") has been adopted by the Board of Directors of VeriTeQ Corporation (the "Company"). The Company seeks to promote ethical conduct in its financial management and reporting. As a public company, it is essential that the Company’s filings with the Securities and Exchange Commission (“SEC”) are accurate, complete, and understandable. Senior financial officers hold an important and elevated role in this process. This Code applies to the Company's Senior Financial Officers including the following positions, whenever such position exists within the Company: the Chief Executive Officer (the "CEO"), Chief Financial Officer, Chief Operating Officer, Principal Accounting Officer, Controller, President, Director of Accounting, Chief Legal Officer (General Counsel), and persons performing similar functions, as well as any person designated by the Nominating and Corporate Governance Committee of the Company’s Board of Directors (each, a "Senior Officer," and collectively, "Senior Officers"). This Code is designed to deter wrongdoing and to promote honest and ethical conduct, full and accurate disclosure in periodic reports, and compliance with laws and regulations by the Company's senior officers who have financial responsibilities. This Code is in addition to the provisions set forth in the Company’s Code of Conduct and Corporate Ethics General Policy Statement (the "Code of Conduct") which continue to apply. References to the Company in this Code means the Company and its subsidiaries.

 Each Senior Officer shall:

1.       Act with honesty and integrity, avoiding actual or apparent conflicts of interest in personal and professional relationships.

2.       Provide the Board of Directors with information that is accurate, complete, objective, relevant, timely and understandable.

3.       Comply with laws, rules and regulations of federal, state and local governments and regulatory agencies.

4.       Act in good faith, responsibly, with due care, competence and diligence, without misrepresenting material facts or allowing his or her independent judgment to be subordinated.

5.       Respect the confidentiality of information acquired in the course of his or her work at the Company except when authorized or otherwise legally obligated to disclose. Confidential information acquired in the course of his or her work will not be used for personal advantage.

6.       Share knowledge and maintain skills important and relevant to the Company’s needs.

7.       Proactively promote ethical behavior within the Company.

8.       Promote responsible use of and control over all Company assets and resources.

9.       Disclose information required to be included in documents and reports filed with the SEC or required to be provided to any other governmental entity, in a full, fair, accurate, timely and understandable manner.

10.     Comply with and take all reasonable actions to cause others to comply with the Company's Code of Conduct.

11.     Comply with and ensure compliance with the Company's internal controls and procedures.

12.     Promptly report any violation or possible violation of this Code of Ethics, including any information concerning (a) significant or material deficiencies or weaknesses in the design or operation of the internal controls of the Company, (b) any fraud, whether or not material, involving any member of management or other employee who has a significant role in financial reporting, disclosures or internal controls of the Company, (c) any actual, apparent or potential material transaction or relationship that could reasonably be expected to give rise to a conflict of interest, or (d) any other matters that could have a material adverse effect on the Company’s ability to record, process, summarize and report financial data, to the Company’s Chief Legal Officer and a member of the Nominating and Corporate Governance Committee or the Audit Committee, as the case may be, in accordance with the procedures established under the Company’s Code of Conduct, which include reporting on a confidential or anonymous basis.

Violations of this Code of Ethics may subject a Senior Officer to disciplinary action, ranging from a reprimand to dismissal and possible criminal prosecution.

Each Senior Officer shall certify each year that such Senior Officer has not violated this Code of Ethics and is not aware of any violations of the Code of Conduct that have not been reported to the Nominating and Corporate Governance Committee or the Audit Committee, as the case may be.

This Code of Ethics may be amended, modified or waived by the Board of Directors and waivers may also be granted by the Nominating and Corporate Governance Committee, subject to the disclosure and other provisions of the Exchange Act and the rules thereunder and the applicable rules of any applicable stock exchange relevant to the Company.

Dated: April 2, 2014

ACKNOWLEDGEMENT OF RECEIPT

CODE OF ETHICS FOR SENIOR FINANCIAL OFFICERS

I have received a copy of the Code of Ethics for Senior Financial Officers (the “Code of Ethics") of VeriTeQ Corporation (the “Company”). I have read this Code of Ethics, I understand its content and I agree to abide by its terms.

Any violation to the provisions of this Code of Ethics will be subject to disciplinary actions, up to and including termination of my employment for cause.

The Board of Directors of the Company reserves the right to amend, alter, or terminate the Code at any time and for any reason.

SIGNATURE	DATE

NAME (PLEASE PRINT)

Exhibit A

Covered Officers (as applicable)

Chief Executive Officer

President

Chief Financial Officer

Chief Operating Officer

Chief Legal Officer (General Counsel)

Vice President Finance

Director of External Reporting

Director of Accounting

Controller